CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 68 to Registration Statement No. 333-48456 on Form N-1A of our reports, as dated below, relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2013.

Portfolio Name	Report Date
American Funds® Balanced Allocation Portfolio	2/26/2014

American Funds® Growth Allocation Portfolio	2/26/2014

American Funds® Moderate Allocation Portfolio	2/26/2014

Oppenheimer Global Equity Portfolio	2/26/2014

MetLife Aggressive Strategy Portfolio	2/27/2014

MetLife Balanced Strategy Portfolio	2/27/2014

MetLife Defensive Strategy Portfolio	2/27/2014

MetLife Growth Strategy Portfolio	2/27/2014

MetLife Moderate Strategy Portfolio	2/27/2014

Met/Templeton International Bond Portfolio	2/27/2014

Clarion Global Real Estate Portfolio	2/26/2014

Harris Oakmark International Portfolio	2/26/2014

MFS® Emerging Markets Equity Portfolio	2/26/2014

MFS® Research International Portfolio	2/26/2014

JPMorgan Core Bond Portfolio	2/27/2014

American Funds® Growth Portfolio	2/26/2014

WMC Large Cap Research Portfolio (formerly, BlackRock Large Cap Core Portfolio)	2/26/2014

Goldman Sachs Mid Cap Value Portfolio	2/26/2014

Clearbridge Aggressive Growth Portfolio II (formerly, Janus Forty Portfolio)	2/26/2014

ClearBridge Aggressive Growth Portfolio	2/26/2014

T. Rowe Price Large Cap Value Portfolio	2/26/2014

Invesco Mid Cap Value Portfolio (formerly, Lord Abbett Mid Cap Value Portfolio)	2/26/2014

Invesco Small Cap Growth Portfolio	2/26/2014

Pioneer Fund Portfolio	2/26/2014

T. Rowe Price Mid Cap Growth Portfolio	2/26/2014

Third Avenue Small Cap Value Portfolio	2/26/2014

Invesco Comstock Portfolio	2/26/2014

Morgan Stanley Mid Cap Growth Portfolio	2/26/2014

JPMorgan Small Cap Value Portfolio	2/26/2014

Loomis Sayles Global Markets Portfolio	2/27/2014

SSgA Growth and Income ETF Portfolio	2/26/2014

SSgA Growth ETF Portfolio	2/26/2014

BlackRock High Yield Portfolio	2/27/2014

Lord Abbett Bond Debenture Portfolio	2/27/2014

PIMCO Inflation Protected Bond Portfolio	2/27/2014

PIMCO Total Return Portfolio	2/27/2014

Pioneer Strategic Income Portfolio	2/27/2014

Met/Eaton Vance Floating Rate Portfolio	2/27/2014

AQR Global Risk Balanced Portfolio	2/27/2014

MetLife Balanced Plus Portfolio	2/27/2014

BlackRock Global Tactical Strategies Portfolio	2/27/2014

AllianceBernstein Global Dynamic Allocation Portfolio	2/27/2014

Pyramis® Government Income Portfolio	2/27/2014

Met/Franklin Low Duration Total Return Portfolio	2/27/2014

Schroders Global Multi-Asset Portfolio	2/27/2014

JPMorgan Global Active Allocation Portfolio	2/27/2014

Invesco Balanced-Risk Allocation Portfolio	2/27/2014

MetLife Multi-Index Targeted Risk Portfolio	2/27/2014

Pyramis® Managed Risk Portfolio	2/27/2014

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 22, 2014